Exhibit 99.1

PRESS RELEASE Contact: Derek Cole Vice President, Investor Relations 720.540.5367 dcole@allos.com

U.S. FDA Grants Pralatrexate Orphan Drug Designation for the Treatment of Patients with Diffuse Large B-Cell Lymphoma

Westminster, Colorado, November 24, 2008 – Allos Therapeutics, Inc. (Nasdaq: ALTH), a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer, today announced that the U.S. Food and Drug Administration (FDA) granted orphan drug designation to the Company’s novel antifolate, pralatrexate (PDX), for the treatment of patients with diffuse large B-cell lymphoma.

“We are pleased with this designation, which highlights the need for novel therapies to treat lymphoma,” said Paul L. Berns, President and Chief Executive Officer. “Pralatrexate previously received orphan drug designation from the FDA for the treatment of patients with T-cell lymphoma. This additional designation reinforces our intention to further evaluate pralatrexate as a potential treatment for patients with B-cell lymphoma.”

The U.S. Orphan Drug Act is intended to assist and encourage companies to develop safe and effective therapies for the treatment of rare diseases and disorders. Under the Orphan Drug Act, the FDA will not accept or approve other marketing applications from other sponsors to market the identical active moiety for the same therapeutic indication for a seven-year period once a designated orphan drug is approved for marketing. In addition to potential market exclusivity, orphan drug designation provides potential protocol assistance, advice on the conduct of clinical trials, tax credits for clinical research expenses, grant funding for research of rare disease treatments and waiver of the Prescription Drug User Fee Act (PDUFA) filing fee for the drug’s sponsor.

About Pralatrexate (PDX)

PDX is a novel, small molecule chemotherapeutic agent that inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. PDX was rationally designed for efficient transport into tumor cells via the reduced folate carrier, or RFC-1, and effective intracellular drug retention. The Company believes these biochemical features, together with preclinical and clinical data in a variety of tumors, suggest that PDX may have a favorable safety and efficacy profile relative to methotrexate and other related DHFR inhibitors. The Company believes PDX has the potential to be delivered as a single agent or in combination therapy regimens.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, pralatrexate (PDX), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug

Administration under its special protocol assessment, or SPA process. The Company is also investigating pralatrexate in patients with non-small cell lung cancer, bladder cancer and a range of lymphoma subtypes.  The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkin’s Lymphoma (NHL).  The Company currently retains exclusive worldwide rights to pralatrexate and RH1 for all indications. For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding the potential safety and efficacy profile of pralatrexate for the treatment of lymphoma or any other type of cancer and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, among others: that the Company may experience delays in the completion of clinical trials, whether caused by adverse events, regulatory issues or other factors; that clinical trials may not demonstrate that pralatrexate is both safe and effective for the treatment of patients with lymphoma, relapsed or refractory PTCL, or any other type of cancer; that data from preclinical studies and clinical trials may not necessarily be indicative of future clinical trial results; that the safety and/or efficacy results of clinical trials for pralatrexate will not support an application for marketing approval in the United States or any other country; and that the Company may lack the financial resources and access to capital to fund future clinical trials for pralatrexate or any of its other product candidates.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

# # #